Exhibit 99.1

Exhibit 99.1 – Press Release dated May 10, 2005, reporting the results of operations of VantageMed Corporation for the first quarter ended March 31, 2005

VantageMed Announces First Quarter 2005 Results

RANCHO CORDOVA, Calif.—May 10, 2005—VantageMed Corporation (OTCBB: VMDC.OB) today announced financial results for the first quarter ended March 31, 2005.  Total revenues for the quarter were $4.4 million, down 14.0% from $5.1 million for both the prior quarter ended December 31, 2004 and year ago quarter ended March 31, 2004.

VantageMed reported a net loss of ($1.2) million, or ($0.13) per basic and diluted share, in the first quarter of 2005, compared to a loss of ($2.9) million, or ($0.35) per share, for the prior quarter and compared to a net loss of ($706,000), or ($0.08) per share, for the year ago quarter.

In the past, management has reported  EBITDA as an alternative measure by which to evaluate performance.  However, over the last two years, the write-offs of intangible assets have substantially decreased the amounts expensed for amortization which was the most significant difference between our GAAP net loss and EBITDA results.  For this reason, we believe that the comparison of EBITDA to our GAAP net loss is no longer meaningful.  EBITDA is not a measurement defined by GAAP and should not be considered an alternative to, or more meaningful than, information presented in accordance with GAAP.

The Company completed a $5.0 million private placement of 5,376,344 shares of common stock priced at $0.93 per share during the first quarter of 2005, with 90 percent of the shares purchased by institutional investors and the remaining 10 percent by VantageMed’s management team.  After broker commissions and legal expenses, the net proceeds to VantageMed were approximately $4.6 million.  These funds will enable VantageMed to grow its business and expand market penetration.

Management Commentary

Steve Curd, VantageMed’s CEO, commented, “Over the past two years, VantageMed has announced support discontinuance, or sunset programs to customers using our legacy technology systems that were expensive to support and develop.  Accordingly, the revenues associated with these products have decreased.  The resources once committed to the development, sale and support of these legacy products have been shifted to marketing our core products to new customers.  I am excited about the sales opportunities we have created through our recent marketing efforts and although it is still early in this process, I believe that these activities will have a positive impact on our bottom line in the second half of 2005.  I look forward to taking VantageMed into this new era as we focus on growth strategies, including the sale of our Computerized Medical Records (CMR) Windows®-based product – ChartKeeper.”

Conference Call

VantageMed will be hosting a conference call to discuss financial results today, May 10, 2005 at 5:00 P.M. Eastern Time.  The call will be broadcast live over the Internet and can be accessed at http://phx.corporate-ir.net/playerlink.zhtml?c=76749&s=wm&e=1061604 or on the Company’s investor relations page located at www.vantagemed.com.  To participate in the call, please dial 1-800-500-0177 five to ten minutes prior to the scheduled conference call time.  A replay of the call will be available on the Company’s website for 30 days.

About VantageMed

VantageMed is a trusted provider of healthcare software products and services to more than 18,000 physician and behavioral health providers nationwide. These providers use VantageMed’s core products including ChartKeeper Computerized Medical Records software as well as RidgeMark, Northern Health Anesthesia and Therapist Helper Practice Management products which are all supported by SecureConnect electronic transaction services. VantageMed is dedicated to providing these cost effective, easy to use solutions that empower healthcare providers and their staff with the tools and data they need to improve productivity and reimbursements. For more information about VantageMed or our products, please call 877-879-8633, or visit the company’s Website at www.vantagemed.com.

This press release may be deemed to contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are made as of today’s date and we do not undertake any obligation to update forward-looking statements. You can identify such statements by our use of such words as “should”, “expect,” “will,” “intends,” and similar words and phrases which denote future events and which may depend on the future performance of the Company. Our assumptions underlying these statements are also “forward-looking” statements. Forward-looking statements are based on information and assumptions that are dynamic in nature and subject to rapid and sometimes abrupt changes. Our forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the statements.  These risks and uncertainties include risks related to our ability to successfully develop, sell and support our products, our ability to attract and retain new and existing customers, our ability to increase revenues, control our expenses and improve the rate at which we have utilized cash.  Our forward-looking statements are also subject to important risks and uncertainties detailed in our latest reports filed with the SEC and available on its website at www.sec.gov.

INVESTOR RELATIONS CONTACT:

Kalt Rosen & Company

Howard Kalt or Neal Rosen

(415) 397-2686

investor@vantagemed.com

MEDIA CONTACT:

VantageMed Corporation

Jennifer Morgano

(877) TRY-VMED, ext. 4851

media@vantagemed.com

VantageMed Corporation

Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	Mar. 31 2005	Dec 31 2004	Mar. 31 2004
Revenues:
Software and systems	$957	$1,333	$1,102
Customer support	2,308	2,577	2,816
Electronic services	1,089	1,151	1,147
Total revenues	4,354	5,061	5,065

Cost of revenues:
Software and systems	348	742	468
Customer support	1,745	1,829	1,758
Electronic services	747	769	630
Total cost of revenues	2,840	3,340	2,856

Total gross margin	1,514	1,721	2,209

Operating expenses:
Selling, general and administrative	2,038	2,610	2,051
Product development	589	508	719
Depreciation and amortization	67	111	126
Stock-based compensation	85	49	13
(Gain)/Loss on sale of DentalMate business	—	9	—
Asset impairment and restructuring charges	(13)	1,199	—

Total operating costs and expenses	2,766	4,486	2,909
Loss from operations	(1,252)	(2,765)	(700)
Interest and other income (expense):
Interest income	16	5	13
Interest and other expense	(12)	(110)	(19)
Total interest and other income (expense), net	4	(105)	(6)

Net loss	$(1,248)	$(2,870)	$(706)
Net income (loss) per share – basic and diluted	$(0.13)	$(0.35)	$(0.08)
Weighted-average shares-basic and diluted	9,326	8,267	8,353

Reconciliation - GAAP net loss to EBITDA:
GAAP net income (loss)	$(1,248)	$(2,870)	$(706)
Depreciation and amortization	67	111	126
Interest (income) expense, net	(4)	105	6
EBITDA	$(1,185)	$(2,654)	$(574)

VantageMed Corporation

Consolidated Statements Of Cash Flows

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(1,248)	$(706)
Adjustments to reconcile net loss to net cash used for operating activities -
Depreciation and amortization	67	126
Bad debt expense	79	50
Stock-based compensation	85	13
Changes in assets and liabilities -
Accounts receivable	617	(29)
Inventories	(95)	121
Prepaid expenses and other	52	49
Accounts payable and accrued liabilities	442	(529)
Customer deposits and deferred revenue	(670)	449
Net cash used for operating activities	(671)	(456)
Cash flows from investing activities:
Purchases of property and equipment	(20)	(52)
Purchase of investments	(4,000)	—
Net cash used for investing activities	(4,020)	(52)
Cash flows from financing activities:
Proceeds from issuance of stock options and warrants, net	4,851	8
Principal payments on long-term debt	(144)	(125)
Net cash provided by (used for) financing activities	4,437	(117)
Net decrease in cash and cash equivalents	(254)	(625)
Cash and cash equivalents, beginning of period	946	1,585
Cash and cash equivalents, end of period	$692	$960

VantageMed Corporation

Consolidated Balance Sheets

(In Thousands, Except Share And Per Share Amounts)

	March 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$692	$946
Short-term investments	4,000	—
Accounts receivable, net of allowance of $343 and $413, respectively	1,065	1,761
Inventories, net of reserve of $24 and $21, respectively	211	116
Prepaid expenses and other	347	396
Total current assets	6,315	3,219
Property and equipment, net	310	333
Other assets	3	6
Intangibles, net	385	392
Total assets	$7,013	$3,950

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$236	$375
Accounts payable	2,451	1,754
Accrued liabilities	1,838	2,071
Customer deposits and deferred revenue	3,249	3,919
Total current liabilities	7,774	8,119
Long-term portion of restructuring reserve, net of current portion	71	93
Long-term debt, net of current portion	12	—
Total liabilities	7,857	8,212

Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 20,000,000 shares authorized; 13,668,767 and 8,279,323 shares issued and outstanding, respectively	14	8
Additional paid-in capital	77,282	72,625
Accumulated other comprehensive income	—	—
Accumulated deficit	(78,143)	(76,895)
Total stockholders’ deficit	(847)	(4,262)
Total liabilities and stockholders’ deficit	$7,013	$3,950